ITEM 77E LEGAL PROCEEDINGS

Since October
2003 Federated
and related
 entities collectively
 Federated and various
Federated
funds Funds have
been named as defendants
 in several class action
lawsuits now pending in
 the
United States District
 Court for the District
of Maryland The lawsuits
 were purportedly filed on
behalf of
people who purchased
owned and/or redeemed
shares of Federatedsponsored
mutual funds during
specified periods beginning
November 1 1998 The suits are
generally similar in
alleging that Federated
engaged in illegal and
improper trading practices
 including market timing
and late trading in concert
with
certain institutional
traders which allegedly
caused financial injury
to the mutual fund shareholders
These lawsuits began to
be filed shortly after
Federateds first public
announcement that it had
received
requests for information
on shareholder trading
activities in the Funds
from the SEC the Office
of the
New York State Attorney
General NYAG and other
authorities In that
regard on November 28
2005 Federated announced
that it had reached final
settlements with the SEC
and the NYAG with respect
to those matters
Specifically the SEC and
NYAG settled proceedings
against three Federated
subsidiaries involving
undisclosed market timing
arrangements and late trading
The SEC made findings
that Federated Investment
Management Company FIMC an
SECregistered investment
adviser to
various Funds and Federated
Securities Corp an
SECregistered brokerdealer
and distributor for the
Funds violated provisions
of the Investment Advisers
Act and Investment Company
Act by approving
but not disclosing three
market timing arrangements
or the associated conflict
 of interest between FIMC
and the funds involved in
the arrangements either to
other fund shareholders or
to the funds board; and
that Federated Shareholder
Services Company formerly
an SECregistered transfer
agent failed to
prevent a customer and a
Federated employee from
late trading in violation
of provisions of the
Investment Company Act
The NYAG found that such
conduct violated provisions
of New York State
law Federated entered
into the settlements without
admitting or denying the
regulators findings As
Federated previously reported
in 2004 it has already paid
approximately 80 million to
certain funds as
determined by an independent
consultant As part of these
settlements Federated agreed
to pay
disgorgement and a civil
money penalty in the aggregate
amount of an additional
72 million and among
other things agreed that
it would not serve as
investment adviser to
any registered investment
company
unless i at least 75 of
the funds directors are
independent of Federated
ii the chairman of each such
fund is independent of
Federated iii no action
may be taken by the funds
board or any committee
thereof unless approved
by a majority of the
independent trustees of
the fund or committee
respectively
and iv the fund appoints
a senior officer who reports
 to the independent trustees
 and is responsible for
monitoring compliance by the
 fund with applicable laws
and fiduciary duties and for
 managing the
process by which management
fees charged to a fund are
approved The settlements
are described in
Federateds announcement
which along with previous
press releases and related
 communications on
those matters is available
in the About Us section of
Federateds website at
FederatedInvestorscom
Federated and various Funds
have also been named as
defendants in several
additional lawsuits the
majority of which are
now pending in the United
States District Court for
 the Western District of
Pennsylvania alleging
among other things
excessive advisory and
Rule 12b1 fees
The board of the Funds
has retained the law firm
of Dickstein Shapiro LLP
to represent the Funds in
these
lawsuits Federated and the
 Funds and their respective
counsel are reviewing the
allegations and intend
to defend this litigation
Additional lawsuits based
upon similar allegations
may be filed in the future The
potential impact of these
lawsuits all of which seek
unquantified damages attorneys
 fees and expenses
and future potential similar
suits is uncertain Although
we do not believe that these
lawsuits will have a
material adverse effect on
the Funds there can be no
assurance that these suits
ongoing adverse publicity
and/or other developments

resulting from the regulatory
investigations will not result
in increased Fund
redemptions reduced sales of
Fund shares or other adverse
consequences for the Funds